UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 9, 2009

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events.

On February 9, 2009, Tucows.com Co. (“ Tucows.com Co. “), a corporation organized under the laws of Nova Scotia and a wholly-owned subsidiary of Tucows Inc. (the “ Company “), entered into an agreement (the “Agreement”) with an unaffiliated third party for the sale of a portfolio of 2,553 domain names owned by Tucows.com Co. (the “Portfolio”). The Agreement provides that the third party purchaser will pay Tucows.com Co. an aggregate of $1.0 million for the Portfolio, $900,000 of which will be paid to Tucows.com Co. upon the closing of the sale, $50,000 of which will be paid to Tucows.com Co. on August 9, 2009 and $50,000 of which will be paid to Tucows.com Co. on February 9, 2010.  Tucows.com Co. is subject to customary representations, warranties and covenants under the terms of the Agreement. The agreement further provides that the purchaser will be entitled to purchase up to an additional $1.8 million of domain names from Tucows.com Co. between today and June 2010 on terms similar to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: February 9, 2009